Exhibit 3.2


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                                    QFAC, LLC


                     (a Delaware Limited Liability Company)








                           --------------------------

                               OPERATING AGREEMENT

                           --------------------------






                                  June 28, 1999



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                                                  OPERATING  AGREEMENT  dated as
                                               of June 28, 1999, of QFAC, LLC, a
                                               Delaware    limited     liability
                                               company  (the  "Company"),  among
                                               the parties listed on Schedule I.

         The parties are entering into this Agreement for the purpose of forming a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101 et seq. (the "Delaware Act").

         ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Definitions; Rules of Construction.

         (a) When used in this Agreement, the following capitalized terms have the meanings ascribed to them below:

                  "Affiliate" means, with respect to any Person, (i) a director or executive officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person), (iii) the estate of such Person,
(iv) any trust for the benefit of Persons  referred  to in clause  (i),  (ii) or
(iii) above and (v) any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Board of Managers" means the board of managers designated pursuant to Section 5.

                  "By-laws" means the By-laws of the Company as amended from time to time, which are expressly incorporated by reference into this Agreement and the form of which is attached hereto as Annex A.

                  "Capital Contribution" means, with respect to any Member, the amount of capital contributed by such Member to the Company, as determined in accordance with Section 6.

                  "Event of Withdrawal of a Member" means the death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

                  "Fiscal Year" means the 12-month period beginning on April 1 and ending on March 31 of each year.

                  "GAAP" means generally accepted accounting principles as in effect from time to time.



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                  "Internal  Revenue  Code" means the  Internal  Revenue Code of
1986, as amended, and the regulations promulgated thereunder.

                  "LLC Interest" means the percentage ownership interest of a Member in the Company, as adjusted from time to time in accordance with this Agreement, consisting of (a) such Member's right to receive a portion of Net Profits, Net Losses and distributions, in each case as provided herein, (b) such Member's right, if any, to vote or grant or withhold consents with respect to Company matters as provided herein or in the Delaware Act and (c) such Member's other rights and privileges as herein provided.

                  "Majority in Interest of Members" means, at any time, the Members who hold, in the aggregate, greater than fifty (50) percent of the LLC Interests owned by all the Members at such time.

                  "Manager"   means  a  member  of  the  Board  of  Managers  as
designated in, or selected pursuant to, Section 5.

                  "Member" means any Person holding an LLC Interest and any Person who shall be admitted as an additional or substituted Member pursuant to this Agreement (including an Additional Member), so long as such Person remains a Member.

                  "Net Profits and Net Losses" means the net taxable income or net taxable loss of the Company, respectively, as determined for Federal income tax purposes, for each fiscal year of the Company, plus any income that is exempt from Federal income tax and minus expenses that are not deductible in computing Federal taxable income and not properly chargeable to capital accounts, in each case to the extent such items are not otherwise taken into account in computing Net Profits or Net Losses.

                  "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Transfer" as to any LLC Interest, shall be construed broadly and shall include any sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, whether directly or indirectly by way of liquidation, merger, consolidation or reorganization, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or any other encumbrance thereon (other than with respect to the pledge of collateral made pursuant to the Pledge and Security Agreement dated June 28, 1999 between CFP Holdings, Inc., a Delaware corporation, as Pledgor, and Fleet Capital Corporation, as Lender), in each case whether voluntary or involuntary or arising by operation of law or otherwise and with or without compensation, or any agreement having the purpose of accomplishing any of the foregoing.



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                  (b) The following terms are defined in the following  Sections or other locations:

                                                                   Section or
                  Term:                                          other location:
                  -----                                          ---------------
             "Additional Member"                                      16(b)
             "Certificate"                                             2(b)
             "Company"                                                Caption
             "Delaware Act"                                      First Paragraph
             "Encumbrances"                                           13(b)(ii)
             "Tax Matters Partner"                                    14(a)


                  (c) The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern the interpretation of any of the terms or provisions of this Agreement.

                  (d) The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation".

                  (e) Except when the context requires otherwise, any reference in this Agreement to any Section, Clause, Schedule or Annex shall be to the Sections and Clauses of, and Schedules and Annex to, this Agreement.

         2. Name; Formation; Issuance of LLC Interests.

                  (a) The name of the Company shall be "QFAC, LLC", or such other name as the Board of Managers may from time to time hereafter designate.

                  (b) The Company was formed upon the execution and filing by Lincoln L. Ornston (Lincoln L. Ornston being hereby authorized to take such action) with the Secretary of State of the State of Delaware of a certificate of formation (the "Certificate") of the Company in the form attached hereto as Annex B on April 15, 1999. The parties hereto hereby (i) ratify and confirm the filing of the Certificate and (ii) adopt and approve the By-laws.

         3. Purpose.

                  The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Delaware Act, as such business activities may be determined by the Board of Managers from time to time.

4.       Offices.

                  (a) The principal office of the Company, and such additional offices as the Board of Managers may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board of Managers may designated from time to time.



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                  (b) The  registered  office  of the  Company  in the  State of
Delaware is located at 32 East Loockerman Square, Dover, Delaware 19901. The registered agent of the Company for service of process at such address is The Prentice-Hall Corporation System, Inc..

         5. Management of the Company; Board of Managers.

                  (a) Subject to the delegation of rights and powers provided for herein and in the By-laws, the Board of Managers shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company.

                  (b) The Board of Managers shall initially consist of six (6) Managers and thereafter, from time to time, the number of Managers comprising the Board of Managers may be increased or decreased as provided in the By-laws. The Board of Managers shall be selected by a Majority in Interest of Members. A Manager that is not an individual may act through its duly authorized representative.

                  (c) No Member, by reason of such Member's status as such, shall have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions herein specified to be voted on or approved by such Member.

                  (d) The officers of the Company shall be, and shall be elected, removed and perform such functions, as are provided in the By-laws. The Board of Managers may appoint, employ, or otherwise contract with such other Persons for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Board of Managers may delegate to any officer of the Company or to any such other Person such authority to act on behalf of the Company as the Board of Managers may from time to time deem appropriate in its sole discretion.

                  (e) Except as otherwise provided by the Board of Managers or in the By-laws, when the taking of such action has been authorized by the Board of Managers, any officer of the Company or any other Person specifically authorized by the Board of Managers may execute any contract or other agreement or document on behalf of the Company and may execute and file on behalf of the Company with the Secretary of State of the State of Delaware any certificate of amendment to the Company's Certificate, one or more restated certificates of formation and certificate of merger or consolidation and, upon the dissolution and completion of winding up of the Company, at any time when there are fewer than two Members, or as otherwise provided in the Delaware Act, a certificate of cancellation canceling the Company's Certificate.

                  (f) In the event a vacancy is created on the Board of Managers by reason of the death, removal or resignation of any Manager, such vacancy shall be filled by an affirmative vote of a Majority in Interest of Members.

                  (g) Each Member represents that he or she has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no Member shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.


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         6. Capital Contributions; Capital Accounts.

                  (a) Each of the Members entering into this Agreement as of the date hereof has contributed to the Company on the date hereof, in cash, the amount set forth opposite such Member's name on Schedule II for the LLC Interest set forth opposite such Member's name on Schedule II.

                  (b) A separate capital account shall be maintained on the books of the Company for each Member, which shall be adjusted (1) as of March 31 of each year, (2) immediately prior to the acquisition of any LLC Interest by any Person or any change in the LLC Interest of any Person, (3) immediately prior to the date of dissolution of the Company and (4) at such times as the Board of Managers shall determine, as follows:

                           (i) the amount of money and the fair market value (as
                  determined by the Board of Managers in good faith) of property (net of any liabilities secured by such property that the Company assumes or takes subject to) contributed by such Member to the Company shall be credited to such Member's capital account;

                           (ii) the amount of any  distributions  (including the
                  fair market value (as determined by the Board of Managers in good faith) of property other than cash (net of any liabilities that such Member assumes or takes subject to)) distributed to such Member shall be debited from such Member's capital account;

                           (iii) Net  Profits  earned by the  Company  since the
                  last date on which Net Profits or Net Losses shall have been allocated to the Members shall be credited to the Members' capital accounts as follows:

                                    (A) first, to reverse the allocations of Net
                           Losses provided for in Section 6(b)(iv); and

                                    (B)  next,   ratably   based  upon  the  LLC
                           Interests of the Members; and

                           (iv) Net Losses  incurred  by the  Company  since the
                  last date on which Net Losses or Net Profits shall have been allocated to the Members shall be debited to the Members' capital accounts, ratably based upon the LLC Interests of the Members; provided, that at such time as a Member's capital account shall be reduced to zero (0) such Member shall be excluded from the allocations made pursuant to this Section 6(b)(iv) until such time as such Member's capital account has a positive balance.

                  (c) Notwithstanding any provision of this Agreement to the contrary, each Member's capital account shall be maintained and adjusted in accordance with the Internal Revenue Code, including (i) the adjustments permitted or required by Internal Revenue Code Section 704(b) and, to the extent applicable, the principles expressed in Internal Revenue Code Section 704(c) and the regulations promulgated thereunder and (ii) adjustments required to maintain capital accounts in accordance with the "substantial economic effect test" set forth in the regulations promulgated under Internal Revenue Code Section 704(b).

                  (d) Upon any distribution in kind, the distribution shall be treated as if the property were sold for its fair market value (as determined as of the immediately preceding day by the Board of Managers in good faith) and the proceeds therefrom distributed to the Members. The deemed gain or loss on such disposition shall be included in the calculation of Net Profit and Net Loss for the period in which the distribution occurred. For the purposes of this Agreement, fair market value for such distributions shall be determined by the Board of Managers in good faith as of the day immediately preceding the acquisition or disposition of the relevant property.

                  (e) Any Member, including any substitute Member, who shall receive an LLC Interest by means of a Transfer to it of a portion of or all of the LLC Interest of another Member shall have a capital account that reflects the capital account associated with the transferred LLC Interest.

         7. Distributions.

                  (a) Within ninety (90) days following the end of each Fiscal Year, the Company will distribute to each Member an amount (if any) equal to fifty (50%) percent of the excess of Net Profits over Net Losses previously allocated to such Member's capital account for such Fiscal Year and all prior Fiscal Years pursuant to Section 6, less (i) all distributions pursuant to this
Section 7(a) and (ii) any distributions made during such Fiscal Year pursuant to
Section 7(b).

                  (b) Subject to Section 12(f), all distributions not made pursuant to Section 7(a) of other assets of the Company, whether in cash or in kind, shall be made at such times and in such amounts as a Majority in Interest of Members may determine, and shall be allocated among and made to the Members ratably based upon the LLC Interests of the Members.

         8. Liability for Return of Capital.

                  No Member or Manager shall have any liability for the return of any Member's Capital Contribution, which Capital Contribution shall be payable solely from the assets of the Company at the absolute discretion of a Majority in Interest of Members, subject to the requirements of the Delaware Act.

         9. Transfers; Restrictions.

                  (a) No LLC Interest or portion thereof may be Transferred by any Member without the prior approval of a Majority in Interest of Members (determined excluding the Member that is seeking to Transfer an LLC Interest or portion thereof) in their sole discretion.

                  (b) The  restrictions on Transfer  described in this Agreement shall apply to all LLC Interests now owned or hereafter acquired by a Member, including LLC Interests acquired by reason of any dividend or other distribution, additional issue of LLC Interests (including upon exercise of any option, warrant or other right to acquire LLC Interests from the Company) and acquisition of outstanding LLC Interests from another Person.

                  (c) Any Transfer or attempted Transfer of any LLC Interest in violation of any the provisions of this Section 9 shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such LLC Interest as the owner of such LLC Interest for any purpose. The Board of Managers shall amend Schedule I hereto from time to time to reflect Transfers made in accordance with, and as permitted under, this Section 9.

         10. Certain Members.

                  Each Member that is an entity that was formed for the purpose of acquiring an LLC Interest or that has no substantial assets other than its LLC Interests or any interest in any LLC Interest agrees that (a) shares of its common stock or other instruments reflecting equity interests in such entity (and the shares of common stock or other equity interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the Transfer of LLC Interests as if such common stock or other equity interests were LLC Interests and (b) no shares of such common stock or other equity interests may be issued or Transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such common stock or other equity interests were LLC Interests.

         11. Withdrawal.

                  No Member shall have the right to withdraw from the Company except with the consent of all of the Members (excluding the Member seeking to withdraw) and upon such terms and conditions as may be specifically agreed upon between the Company and the withdrawing Member. The provisions hereof with respect to distributions upon withdrawal are exclusive, and no Member shall be entitled to claim any further or different distribution upon withdrawal under
Section 18-604 of the Delaware Act or otherwise.

         12. Dissolution.

                  (a) Subject to the provisions of Section 12(b), the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

                           (i) the  determination of the Board of Managers and a
                  Majority in Interest of Members to dissolve the Company; or

                           (ii) the  occurrence  of an Event of  Withdrawal of a
                  Member or any other event causing a dissolution of the Company under Section 18-801 of the Delaware Act.

                  (b) Notwithstanding the provisions of Section 12(a)(ii), the occurrence of an Event of Withdrawal of a Member shall not dissolve the Company if within ninety (90) days after the occurrence of such Event of Withdrawal of a Member the business of the Company is continued by a Majority in Interest of Members remaining after such Event of Withdrawal of a Member.

                  (c) Upon dissolution of the Company, the Company's affairs shall be promptly wound up in accordance with the provisions of this Section 12. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Board of Managers, to preserve the value of the Company's assets during the period of dissolution and liquidation.

                  (d) Distributions to the Members in liquidation may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Board of Managers.

                  (e) The Net Profits and Net Losses of the Company during the period of dissolution and liquidation shall be allocated among the Members in accordance with the provisions of Section 6.

                  (f) The assets of the Company (including proceeds from the sale or other disposition of any assets during the period of dissolution and liquidation) shall be applied as follows:

                           (i) First, to repay any  indebtedness of the Company,
                  whether to third parties or to the Members, in the order of priority required by law;

                           (ii)  Next,  to  any  reserves  which  the  Board  of
                  Managers reasonably deems necessary for contingent or unforeseen liabilities or obligations of the Company (which reserves when they become unnecessary shall be distributed in accordance with the provisions of (iii) below); and

                           (iii) Next, to the Members ratably based upon the positive capital account balance of each Member (after taking into account all adjustments to the Members' capital accounts required under Section 12(e)).

         13.  Members;   Representations  of  Members;  Representations  of  the
Company.

                  (a) The name and business, mailing or residence address and LLC Interest of each of the Members of the Company as of the date of this Agreement are set forth on Schedule I. Schedule I shall be amended from time to time to reflect the names and business, mailing or residence address and LLC Interest of each Person who shall become a Member after the date hereof and changes to such information for existing Members.

                  (b) Upon the acquisition of an LLC Interest, each Member, in each case severally as to himself or itself (and not as to any other Person), makes the following representations and warranties to the Company with respect to this Agreement and such LLC Interest:

                  (i) Such Member has full legal right, power and authority to enter into this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by such Member of this Agreement have been duly authorized by all requisite action on the part of such Member. This Agreement has been duly executed and delivered by such Member and is the valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                           (ii) The execution,  delivery and performance by such
                  Member of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by such Member with the provisions hereof, will not (i) violate, conflict with or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon such Member's properties or assets pursuant to, the terms, conditions or provisions of any agreement or other instrument or obligation to which such Member is a party or by which such Member or such Member's properties or assets are bound, or
                  (ii) violate any provision of law, statute, rule, regulation, order, judgment, award, writ, injunction or decree applicable to such Member or any of such Member's properties or assets. As used herein, "Encumbrances" means security interests, mortgages, liens, pledges, charges, reservations, restrictions, equities, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

                           (iii) No permit,  authorization,  consent or approval
                  of or by, or notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery or performance by such Member of this Agreement, other than filings contemplated by this Agreement.

                           (iv) Such Member (A) has been  furnished  with or has
                  had access to the information such Member has requested from the Company, (B) has had the opportunity to discuss with management of the Company the intended business and financial affairs of the Company and (C) has such knowledge and expertise in financial and business matters and with respect to investments in securities of privately held companies that he or it is capable of utilizing the information made available to him or it, to evaluate the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto. Such Member is aware that his or its purchase of such LLC Interest is highly speculative and he or it is able, without impairing his or its financial condition, to hold such LLC Interest for an indefinite period of time and to suffer a complete loss of his or its investment.

                           (v) Such Member  recognizes that an investment in the
                  Company involves certain risks, and has taken full cognizance of, and understands all of, the risk factors related to the purchase of such LLC Interest. Such Member has consulted with his or its professional, tax and legal advisors with respect to the Federal, state, local and foreign income tax consequences of his or its participation as a Member of the Company.

                           (vi) Such Member is  acquiring  such LLC Interest for
                  his or its own account and not with a view to the resale or further distribution thereof, nor with any present intent of distributing the same, in any such case in violation of Federal or state securities laws.

                           (vii) Such Member  understands and acknowledges  that
                  the offering of such LLC Interest has not been considered or approved by any governmental or other entity.

                           (viii)  Such  Member  understands  that  there  is no
                  public   market   for   such   LLC   Interest   and  that  the
                  transferability of such LLC Interest is restricted.

                           (ix) Such Member  understands  that such LLC Interest
                  has not been registered or qualified for sale under the Securities Act or otherwise (including under any applicable state securities laws) and that such LLC Interest cannot be offered for sale or sold by such Member or by anyone acting for such Member's account or on such

                  Member's behalf without the registration of such LLC Interest and/or the fulfillment of other regulatory requirements.

                           (x) Such Member  understands  that the exemption from
                  registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances only in limited amounts.

         14. Administrative Matters.

                  (a) The Company hereby designates CFP Holdings, Inc. as the "Tax Matters Partner" for purposes of Internal Revenue Code Section 6231 and the regulations promulgated thereunder. The Tax Matters Partner shall promptly advise each Member of any audit proceedings proposed to be conducted with respect to the Company.

                  (b) It is the intention of the Members that the Company shall be taxed as a "partnership" for Federal, state, local and foreign income tax purposes. The Members shall take all reasonable actions, including the amendment of this Agreement and the execution of other documents, as may reasonably be required in order for the Company to qualify for and receive "partnership" treatment for Federal, state, local and foreign income tax purposes.

                  (c) The fiscal year of the Company shall be the calendar year. The books and records of the Company shall be maintained in accordance with GAAP and Internal Revenue Code Section 704(b) and the regulations promulgated thereunder.

         15. Limitation on Liability.

                  The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager.

         16. Additional Members; Changes in LLC Interests.

                  (a) The Board of Managers shall have the right to cause the Company to issue additional LLC Interests and to admit Additional Members upon the acquisition of such LLC Interests upon such terms and conditions (including but not limited to whether such LLC Interests shall be voting or nonvoting), at such time or times, and for such capital contributions as shall be determined in good faith by the Board of Managers. If, at any time after the date of this Agreement, an Additional Member is admitted to the Company such Additional Member shall, as a condition to its ownership of an LLC Interest, become party to this Agreement by executing a counterpart hereof.

                  (b) If the Company issues an LLC Interest to a Person not then a Member (an "Additional Member"), or if the LLC Interest of a then current Member is increased (in either case other than to the extent of a Transfer of all or a portion of the LLC Interest to another Member in accordance with
Section 9), then the LLC Interest then held by each other Member shall be decreased by the number of percentage points equal to the percentage interest represented by the LLC Interest issued to the Additional Member or the number of percentage points by which the LLC Interest of the then current Member is increased, as the case may be. Each other Member's pro rata share of such decrease shall be the percentage amount determined by multiplying (x) the number of percentage points equal to such new LLC Interest or such increase, as the case may be, by (y) a fraction the numerator of which is the LLC Interest of such other Member immediately prior to such issuance or increase and the denominator of which is the aggregate of the LLC Interests of all such other Members at such time. For the purposes of the immediately preceding sentence, in any case in which a Member's LLC Interest is increasing, such Member shall be treated as an other Member to the extent of his or her LLC Interest prior to such increase. Any adjustment pursuant to this Section 16(b) shall be made on a fully diluted basis, assuming that all warrants, options and other rights to acquire LLC Interests have been exercised.

         17. Severability.

                  If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

         18. Notices.

                  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:

                  (a) if to the Company, to:

                      QFAC, LLC
                      5501 Tabor Road
                      Philadelphia, PA  19107
                      Attn: President and Chief Executive Officer
                      Telephone:  (800) 275-8902
                      Telecopier: (215) 743-8485


                  (b) if to the Members, to their respective addresses set forth on Schedule I hereto.

                  All such notices, requests, consents and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (ii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (iii) in the case of mailing, on the fifth business day after the posting thereof.

         19. Modification.

                  Except as otherwise provided herein, neither this Agreement nor any provisions hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by a Majority in Interest of Members.

         20. Entire Agreement.

                  This Agreement and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings with respect thereto.

         21. Counterparts.

                  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         22. Governing Law.

                  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

         IN WITNESS WHEREOF, the undersigned has duly executed this Operating Agreement as of the date first written above.


                                            CFP Holdings, Inc.

                                            By: ________________________________
                                                Name:
                                                Title:

                              SCHEDULES AND ANNEXES


Schedules

Schedule I  - Schedule of Members

Schedule II - Schedule of Initial Contributions



Annexes

Annex A - By-laws of the Company

Annex B - Certificate of Formation of the Company

                                                                   SCHEDULE I TO
                                                             OPERATING AGREEMENT
                                                             -------------------


                                     Members
                                     -------

         Name and Address
         ----------------

CFP Holdings, Inc.
1117 West Olympia Boulevard
Montebello, CA  90640

                                                                  SCHEDULE II TO
                                                             OPERATING AGREEMENT
                                                             -------------------


                              Initial Contributions
                              ---------------------

                               Initial
Members                      LLC Interest                  Initial Contribution
-------                      ------------                  --------------------

CFP Holdings, Inc.              100%                                $100

                                                                      ANNEX A TO
                                                             OPERATING AGREEMENT
                                                             -------------------


                             By-laws of the Company
                             ----------------------


                                 (See Attached)

                                                                      ANNEX B TO
                                                             OPERATING AGREEMENT
                                                             -------------------


                            Certificate of Formation
                            ------------------------


                                 (See Attached)